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                                  EXHIBIT 10.2
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                                WAIVER AGREEMENT

                  Waiver Agreement (this "Agreement"), dated as of September 30, 1996, by and among Kerr Group, Inc., a Delaware corporation (the "Company"), PNC Bank, National Association ("PNC"), John Hancock Mutual Life Insurance Company ("John Hancock"), New York Life Insurance Company ("New York Life"), Massachusetts Mutual Life Insurance Company ("Massachusetts Mutual"), Massmutual/Carlson CBO, N.V. ("Massmutual" and, together with John Hancock, New York Life and Massachusetts Mutual, the "Note Purchasers"), and The First National Bank of Boston ("Bank of Boston" and, together with PNC and the Note Purchasers, the "Lenders").

                                R E C I T A L S:

                  WHEREAS, PNC and the Company entered into that certain Receivables Purchase Agreement, dated as of January 1, 1995 (as amended, the "Receivables Purchase Agreement"); and

                  WHEREAS, the Note Purchasers (or their predecessors in interest) and the Company entered into certain Note Agreements, each dated as of September 15, 1993, providing for the issuance and sale of $41,000,000 aggregate principal amount of the Company's 9.45% Series A Senior Notes due September 15, 2003 (the "Series A Senior Notes")and $9,000,000 aggregate principal amount of the Company's 8.99% Series B Senior Notes due September 15, 1999 (collectively with the Series A Senior Notes, the "Senior Notes")(as amended, the "Note Agreements"); and

                  WHEREAS, Bank of Boston and the Company entered into that certain Letter Agreement, dated February 9, 1995 pursuant to which Bank of Boston extended certain financial accommodations to the Company, including a loan in the maximum principal amount of $10,000,000 evidenced by a promissory note dated February 1, 1995 to Bank of Boston in the original principal amount of $10,000,000 (collectively, the "Letter Agreement"); and

                  WHEREAS, Bank of Boston and the Company further entered into that certain Amended and Restated Loan and Security Agreement, dated as of January 5, 1996, pursuant to which Bank of Boston amended and restated the financial accommodations extended to the Company under the Letter Agreement, which are presently evidenced by an amended and restated commercial promissory note dated January 5, 1996 to Bank of Boston in the original principal amount of $10,000,000 (collectively, the "Restated Loan Agreement"); and

                  WHEREAS, pursuant to a certain Agreement, dated as of January 5, 1996 (the "January Consent"), PNC waived certain provisions of the Receivables Purchase Agreement, the Note Purchasers waived certain provisions of the Note Agreements and Bank of Boston waived certain provisions of the Letter Agreement; and
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                  WHEREAS, pursuant to a certain Amendment Agreement, dated as of January 5, 1996 (the "Amendment Agreement"), the Note Purchasers and the Company amended certain provisions of the Note Agreements; and

                  WHEREAS, in consideration of Bank of Boston entering into the Restated Loan Agreement, the Company granted to Bank of Boston liens on and security interests in certain of its assets, which liens and security interests were consented to by PNC and the Note Purchasers in accordance with the terms of the January Consent; and

                  WHEREAS, in further consideration of Bank of Boston entering into the Restated Loan Agreement, Santa Fe Plastics Corporation, a California corporation ("Santa Fe"), executed and delivered to Bank of Boston a Continuing Guaranty, dated as of January 5, 1996 (the "Santa Fe Guaranty"), pursuant to which Santa Fe guaranteed the payment of the Additional Obligations (as such term is defined in the Restated Loan Agreement) to Bank of Boston; and

                  WHEREAS, on March 15, 1996, the Company sold to Alltrista Corporation, an Indiana corporation ("Alltrista"), substantially all of its equipment, contract rights (other than those relating to the sale of finished home canning inventory), trademarks, and licenses used by Kerr in its consumer products/home canning business, and retained Alltrista as its sales agent for its finished home canning inventory (the "Alltrista Transaction"); and

                  WHEREAS, in connection with the Alltrista Transaction, pursuant to a certain Agreement dated as of March 15, 1996 (the "March Consent"), PNC agreed to waive certain provisions, and to amend certain other provisions, of the Receivables Purchase Agreement, the Note Purchasers agreed to waive certain provisions of the Note Agreements, and Bank of Boston agreed to waive certain provisions, and to amend certain other provisions, of the Restated Loan Agreement, such waivers having been extended by subsequent agreements, dated, respectively, as of May 15, 1996 (the "May Consent"), as of June 10, 1996 (the "June Consent"), as of July 1, 1996 (the "July Consent"), as of July 31, 1996 (the "August Consent"), and as of August 30, 1996 (the "September Consent," and collectively with the January Consent, the March Consent, the May Consent, the June Consent, the July Consent, and the August Consent, the "Consents"), to and including September 30, 1996; and

                  WHEREAS, the Company now further requests that PNC waive certain provisions of the Receivables Purchase Agreement, the Note Purchasers waive certain provisions of the Note Agreements, and Bank of Boston waive certain provisions, and amend certain other provisions, of the Restated Loan Agreement; and


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                  WHEREAS, the Note Purchasers and the Bank of Boston have
reached an agreement in principal (subject to negotiation of definitive documentation) to restructure (the "Restructuring") the existing indebtedness of the Company to such Lenders on the terms set forth on Exhibit A attached hereto.

                  NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

                  SECTION 1.  Waiver.

                  Subject to the further provisions of this Agreement:

                  (a) the Note Purchasers (i) waive from and including March 30, 1996 through and including December 9, 1996 any Default or Event of Default (each as defined in the Note Agreements) solely arising out of the Company's failure to comply with the provisions of Section 10.1 or 10.9 of the Note Agreements, (ii) waive from and including March 1, 1996 through and including December 9, 1996 any Default or Event of Default solely arising out of the Company's failure to comply with the provisions of Section 10.8 or 10.16 of the Note Agreements, and (iii) waive from and including September 30, 1996 any Default or Event of Default solely arising out of the Company's failure to pay the September Interest (as defined in Section 3(a) hereof) to Bank of Boston and the Note Purchasers on September 30, 1996;

                  (b) PNC (i) waives from and including March 30, 1996 through and including December 9, 1996 any default or Termination Event (each as defined in the Receivables Purchase Agreement) solely arising out of the Company's failure to comply with Section 10.1 or 10.9 of the Note Agreements, including without limitation any default or Termination Event arising under Section 6.17 of the Receivables Purchase Agreement to the extent such default or Termination Event solely relates to Section 10.1 or 10.9 of the Note Agreements, (ii) waives from and including March 1, 1996 through and including December 9, 1996 any default or Termination Event solely arising out of the Company's failure to comply with Section 10.8 or 10.16 of the Note Agreements, including without limitation any default or Termination Event arising under Section 6.17 of the Receivables Purchase Agreement to the extent such default or Termination Event solely relates to Section 10.8 or 10.16 of the Note Agreements, and (iii) waives from and including September 30, any default or Termination Event solely arising out of the Company's failure to pay the September Interest to Bank of Boston and the Note Purchasers on September 30, 1996; and

                  (c) Bank of Boston (i) waives from and including March 30, 1996 through and including December 9, 1996 any default or Event of Default (each as defined in the Restated Loan Agreement) solely arising out of the Company's failure to comply with


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Section 10.1 or 10.9 of the Note Agreements, (ii) waives from and including
March 1, 1996 through and including December 9, 1996 any default or Event of Default solely arising out of the Company's failure to comply with Section 10.8 or 10.16 of the Note Agreements, and (iii) waives from and including September 30, 1996 any default or Event of Default solely arising out of the Company's failure to pay the September Interest to Bank of Boston and the Note Purchasers on September 30, 1996.

                  SECTION 2.  Amendment to Restated Loan Agreement.

                  (a) Amendment to Restated Loan Agreement. Bank of Boston and the Company hereby agree that the definition of "Maturity Date" in the Restated Loan Agreement is amended by deleting "September 30, 1996" and inserting therefor "December 9, 1996."

                  (b) Amendment to Receivables Purchase Agreement. PNC and the Company hereby agree that the term "Maximum Purchaser's Net Investment" set forth in Section 1.1 of the Receivables Purchase Agreement is amended and restated to read as follows:

                  "Maximum Purchaser's Net Investment" means $8,500,000.00

                  SECTION 3.  Conditions to Waiver.

                  (a) Payments. The Company will pay to Bank of Boston and the Note Purchasers the interest due to them respectively under the terms of the Restated Loan Agreement and the Note Agreements on September 30, 1996 (the "September Interest"), which payment shall be made in immediately available funds on or before the third business day following the date on which this Agreement shall have been executed and delivered by all parties hereto.

                  (b) Default under this Section. Notwithstanding the provisions of Section 1 hereof, if the Company fails to make the payments to Bank of Boston and the Note Purchasers, respectively, due under the terms of clause (a) of this
Section 3 and Section 5 or if the Company is advised by The CIT Group that it will not be able to complete a financing prior to December 9, 1996 on substantially the terms set forth in the CIT Commitment Letter (as defined below) as modified to permit the Restructuring, the consents, waivers and amendments granted and agreed to in this Agreement shall immediately be revoked, and this Agreement shall immediately terminate without further notice to the Company and shall have no further force or effect.

                  (c) Between the date hereof and December 9, 1996 the Company shall use best efforts to complete a financing with The CIT Group on substantially the terms set forth in the commitment letter dated August 28, 1996 (the "CIT Commitment Letter") as modified to permit the Restructuring.


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                 SECTION 4.  Representations, Warranties and Covenants.

                  (a) Corporate Power and Authority. Each party hereto represents that it has all requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of each such party.

                  (b) Compliance with Other Instruments, etc. The Company represents that the consummation of the transactions contemplated by this Agreement will not result in any breach of, or constitute a default under, or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance in respect of any property of the Company under, any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-law, or other agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected, or violate any existing law, governmental rule or regulations, or any order of any court, arbitrator or governmental body, applicable to the Company or any of its properties.

                  (c) Governmental Consent. The Company represents that no consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required for the validity of the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby or thereby.

                  (d) Principal Payments. The Company covenants, and each of the Note Purchasers and Bank of Boston hereby agree, that until December 9, 1996, the Company shall not (unless each of the Note Purchasers and Bank of Boston jointly give notice to the Company to the contrary) make any payments in addition to those required by Section 3 hereof on the outstanding principal amounts of the obligations under the Note Agreements and the Restated Loan Agreement (whether by regularly scheduled payment or mandatory or optional prepayment).

                  (e) Dividends. The Company shall not declare or pay any dividends on its preferred stock on or before December 9, 1996.

                  SECTION 5. Expenses. Without limiting the generality of any provision of the Receivables Purchase Agreement (as amended), the Note Agreements (each as amended), the Letter Agreement, the Restated Loan Agreement (as amended) or the Letter Agreement, dated April 12, 1996, among Nightingale & Associates, Inc., the Note Purchasers and Bank of Boston, the Company agrees that it will pay the reasonable fees, expenses and client charges of counsel for each of the Lenders and of Nightingale & Associates, Inc., for any services rendered in connection with the transactions contemplated hereby and with respect to this


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Agreement and any other document delivered pursuant to this Agreement, and the
Company further agrees that it will hereafter promptly pay any additional reasonable fees, expenses and client charges of counsel for the Lenders, for any services rendered in connection with the transactions contemplated hereby and with respect to this Agreement and any other document delivered pursuant to this Agreement.

                  SECTION 6. Effectiveness. This Agreement shall become effective upon the delivery to the Company of a copy of this Agreement executed by each of the Lenders.

                  SECTION 7. Counterparts; Separate Agreements. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law principles.

                  SECTION 9. Headings. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of this Agreement.

                  SECTION 10. No Other Changes. (a) Except as expressly stated herein, the Receivables Purchase Agreement (as amended), the Note Agreements (each as amended), the Restated Loan Agreement (as amended), and the Consents are unaffected hereby and shall remain in full force and effect in accordance with the respective terms thereof.

                  (b) Except as expressly set forth herein, the Lenders do not waive (i) any breaches or defaults under the Note Agreements (each as amended), the Receivables Purchase Agreement (as amended), the Restated Loan Agreement (as amended), or any of the Consents, as the case may be, or any other agreements executed concurrently therewith or pursuant thereto, whether known or unknown, previously or hereafter arising, or of any nature or character whatsoever, or
(ii) any of their respective rights or remedies thereunder or under applicable law, including (but not limited to) any Make-Whole Premium (as such term is defined in the Note Agreements) to which the Note Purchasers may be entitled pursuant to the terms of Section 9 of the Note Agreements on account of the payments due under the terms of (A) Section 4(a) and Schedule 1 to the March Consent, (B) Section 3 and Schedule 1 to the June Consent, (C) Section 3 and
Schedule 1 to the July Consent, (D) Section 3 and Schedule 1 to the August Consent, and (E) Section 3 hereof and Schedule 1 to the September Consent.



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                  SECTION 11. Reaffirmation. The Company hereby represents and warrants to the applicable Lender that each of the representations and warranties contained in the Restated Loan Agreement, the Note Agreements or the Receivables Purchase Agreement, as the case may be, were true and correct in all material respects when made and, except to the extent (a) that a particular representation or warranty by its terms expressly applies only to an earlier date, or (b) the Company has previously advised such Lender in writing as contemplated under the respective agreement, are true and correct in all material respects as of the date of this Agreement.


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                  SECTION 12. Conflict of Terms. In the event of any
inconsistency between the provisions of this Agreement and any provision of the Note Agreements (each as amended), the Receivables Purchase Agreement (as amended), the Letter Agreement or the Restated Loan Agreement (as amended), as the case may be, the terms and provisions of this Agreement shall govern and control.





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                  IN WITNESS WHEREOF, the parties hereto have signed, or caused their duly elected officer to sign on the date first written above.

                                          KERR GROUP, INC.


                                          By: /s/ D. G. Strickland
                                              --------------------------------
                                              D. G. Strickland


                                          PNC BANK, NATIONAL ASSOCIATION


                                          By: /s/ Tom McCool
                                              --------------------------------
                                              Senior Vice President


                                          JOHN HANCOCK MUTUAL LIFE
                                            INSURANCE COMPANY


                                          By: /s/ Stephen J. Blewitt
                                              --------------------------------
                                              Stephen J. Blewitt


                                          NEW YORK LIFE INSURANCE
                                            COMPANY


                                          By:  /s/ Karen A. Hiniker
                                              --------------------------------
                                              Karen A. Hiniker


                                          MASSACHUSETTS MUTUAL LIFE
                                            INSURANCE COMPANY


                                          By: /s/ Michael I. Hanson
                                              --------------------------------
                                              Michael I. Hanson
                                              Managing Director


                                          MASSMUTUAL/CARLSON
                                            CBO, N.V.


                                              /s/ Ruby Cato
                                          By: MEESPIERSON TRUST (CURACAO) N.V.
                                              --------------------------------
                                              Ruby Cato
                                              Managing Director


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                                          THE FIRST NATIONAL BANK OF
                                            BOSTON


                                          By: /s/ W. Douglas Vannah, V.P.
                                              --------------------------------
                                              W. Douglas Vannah, V.P.

                                    EXHIBIT A


                                KERR GROUP, INC.

                         MODIFIED RESTRUCTURING PROPOSAL

ASSUMPTIONS

    - New CIT Credit Facility provides $10mm immediate borrowing ability, pays off PNC Line

    -   New CIT Credit Facility provides $29.3 mm net cash for debt paydown

    - Existing Sr. Notes and Bank of Boston claims exchanged for cash and new Secured Subordinated Notes and Convertible Preferred Stock which shall be shared by the Noteholders and Bank of Boston on a pro rata basis based upon the respective principal amount of their notes/loans outstanding at the closing and shall be evidenced by separate debt and equity instruments for each lender

RESTRUCTURING PROPOSAL

    -   $50.9 mm principal of Unsecured Debt Exchanged for:

    1.  Cash in the amount of $29.3 mm

    2. Secured Subordinated Notes (subordinated only to CIT credit facility and permitted refinancings thereof which are not in excess of the then outstanding principal amount of the CIT credit facility)

        -   New Secured Subordinated Notes of $12 mm

        - "Silent" second lien on all CIT collateral (including after acquired and replacement collateral)

        - Interest at 10%, payable quarterly, in arrears (PIK option for first three years)

        - Amortization as follows: $2 mm in year 5, balance due in equal installments in years 6, 7 and 8
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        -   Pre-payable without penalty at any time

        -   Cross acceleration with CIT loan documents

        - No dividends or distributions of any kind (including distributions of any equity securities) to be permitted on preferred or common stock until Secured Subordinated Notes are paid in full except that
            (i) the existing public preferred stock may continue to accrue dividends in accordance with their terms and (ii) the Company may redeem the existing public preferred stock in exchange for either (but not both of) common stock or new preferred stock having terms no more advantageous to the holders thereof than the existing public preferred stock

    3.  Class B Preferred Stock

        -   Liquidation preference of $13.0 million

        - Pari Passu in right of payment and liquidation with all existing and outstanding preferred stock

        -   No voting rights, except as required by law

        -   Dividend participation with common stock

        - Convertible into 19% of the currently outstanding common stock (approximately 748,000 shares), at any time, at the option of the holder. Convertible into 19% of the then outstanding common stock (on a fully diluted basis) at any time prior to the third anniversary of the closing date, at the option of the Company, if on or prior to the date of such conversion all shares of any other class or series of preferred stock have converted into common stock or common stock warrants without any other consideration therefor

        - Demand and piggyback registration rights of common stock issuable upon conversion of preferred stock into common stock

        - Optional redemption of Preferred Stock, at any time prior to conversion to common stock at a redemption price equal to the liquidation preference

    -   Payment of all accrued interest and expenses as of the Closing Date


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